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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Tyco International Ltd. of our report dated February 12, 1999 (except with respect to the matter disclosed in Note 18--Merger with Tyco International Ltd., as to which the date is April 2, 1999) on our audit of the consolidated balance sheets of AMP Incorporated and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998, the nine months ended September 30, 1997, and the year ended December 31, 1996 included in the Tyco International Ltd. Current Report on Form 8-K filed June 3, 1999, and to all references to our firm included in this Registration Statement.


                                          /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
June 30, 1999